Exhibit 99.1

Murphy USA Inc. Reports Second Quarter 2019 Results

El Dorado, Arkansas, July 31, 2019 (GLOBE NEWSWIRE) – Murphy USA Inc. (NYSE: MUSA), a leading marketer of retail motor fuel products and convenience merchandise, today announced financial results for the three and six months ended June 30, 2019.
Key Highlights:
•Net income was $32.7 million, or $1.01 per diluted share, in Q2 2019 compared to net income of $51.8 million, or $1.58 per diluted share, in Q2 2018

•Total fuel contribution (retail fuel margin plus product supply and wholesale ("PS&W") results including  RINs) for Q2 2019 was 14.7 cpg compared to 16.7 cpg in Q2 2018

•Total retail gallons increased 5.9% in Q2 2019 compared to Q2 2018 and volumes on a same store sales ("SSS") basis improved 3.7%

•Merchandise contribution dollars grew 3.1% to $105.5 million compared to the prior-year quarter, on average unit margins of 16.0%

•Common shares repurchased during the second quarter were approximately 203 thousand for $16.8 million at an average price of $83.22 per share

"In the second quarter we invested in multiple areas of the business to acquire customers and drive traffic to our stores, resulting in share gains in our most important categories," said President and CEO Andrew Clyde. "We grew same store fuel volumes for the fourth consecutive quarter and delivered exceptional merchandise performance, especially in tobacco, where investments we have made in the category increased our market share versus broad-based declines across the industry. Our Murphy Drive Rewards program played a key role as we eclipsed 9 million participants and saw meaningful uplift from members. Based on our view of the potential of the business and our ability to increase future organic growth through operating cash flows, we are excited to announce Board approval of an up to $400 million share repurchase program to be executed through July 2021."

Consolidated Results

	Three Months Ended June 30,		Six Months Ended June 30,
Key Operating Metrics	2019	2018	2019	2018
Net income (loss) ($ Millions)	$32.7	$51.8	$38.0	$91.1
Earnings per share (diluted)	$1.01	$1.58	$1.18	$2.72
Adjusted EBITDA ($ Millions)	$92.7	$112.7	$151.5	$157.7

Net income, Adjusted EBITDA, and diluted EPS in Q2 2019 were below prior year levels primarily due to lower all-in fuel contribution combined with higher operating expenses, partially offset by higher merchandise contribution.

Fuel

	Three Months Ended June 30,		Six Months Ended June 30,
Key Operating Metrics	2019	2018	2019	2018
Total retail fuel contribution ($ Millions)	$152.4	$140.3	$240.0	$224.1
Total PS&W contribution ($ Millions)	4.4	21.5	35.9	15.0
RINs and other (included in Other operating revenues on Consolidated Income Statement ) ($ Millions)	10.9	18.3	20.0	55.7
Total fuel contribution ($ Millions)	$167.7	$180.1	$295.9	$294.8
Retail fuel volume - chain (Million gal)	1,140.4	1,076.4	2,182.0	2,079.3
Retail fuel volume - per site (K gal APSM)	259.9	249.0	248.3	240.5
Retail fuel volume - per site (K gal SSS)**	256.0	249.1	244.9	240.8
Total fuel contribution (including retail, PS&W and RINs) (cpg)	14.7	16.7	13.6	14.2
Retail fuel margin (cpg)	13.4	13.0	11.0	10.8
PS&W including RINs contribution (cpg)	1.3	3.7	2.6	3.4
* Average Per Store Month ("APSM") metric includes all stores open through the date of calculation
**2018 amounts not revised for 2019 raze-and-rebuild activity

Total fuel contribution dollars decreased 6.9%, or $12.4 million, in the second quarter of 2019. Retail fuel margins of 13.4 cpg were a slight improvement from the second quarter 2018, which combined with higher same store volumes improved total retail contribution dollars by $12.1 million to $152.4 million. Lower PS&W margins (including RINs) of 1.3 cpg generated $15.3 million contribution dollars in the second quarter of 2019 compared to $39.8 million in the prior year quarter, largely due to lower product prices which created timing and inventory adjustments.
Merchandise

	Three Months Ended June 30,		Six Months Ended June 30,
Key Operating Metrics	2019	2018	2019	2018
Total merchandise contribution ($ Millions)	$105.5	$102.3	$203.0	$193.8
Total merchandise sales ($ Millions)	$658.8	$616.1	$1,265.0	$1,183.8
Total merchandise sales ($K SSS)*	$150.3	$143.5	$144.0	$138.0
Merchandise unit margin (%)	16.0%	16.6%	16.0%	16.4%
Tobacco contribution ($K SSS)*	$14.5	$13.9	$13.9	$13.4
Non-tobacco contribution ($K SSS)*	$10.1	$10.0	$9.6	$9.2
Total merchandise contribution ($K SSS)*	$24.6	$23.9	$23.5	$22.6
*2018 amounts not revised for 2019 raze-and-rebuild activity

Total merchandise contribution increased 3.1% to $105.5 million in the second quarter 2019, due to higher sales across the chain and strong new store performance. Increased contribution from the lower-margin tobacco categories and enhanced promotional activities lowered the average unit margins by 60 basis points versus the prior year quarter to 16.0%. Total merchandise contribution dollars per store increased 3.8% to $24.6 thousand on a SSS basis from growth primarily in the tobacco category. The Murphy Drive Rewards program continues to drive customer engagement with 9.4 million participants.

Other Areas

	Three Months Ended June 30,		Six Months Ended June 30,
Key Operating Metrics	2019	2018	2019	2018
Total station and other operating expense ($ Millions)	$145.6	$134.8	$278.4	$262.2
Station OPEX excluding credit card fees ($K APSM)	$22.3	$20.7	$21.5	$20.4
Total SG&A cost ($ Millions)	$35.1	$35.2	$69.7	$69.7

Total station and other operating expenses, excluding payment fees, increased 7.6% on an APSM metric primarily due to higher employee related costs, planned and unplanned maintenance activity, and other store level costs. We expect some of these costs to be transitory in nature and are forecast to moderate in the second half of the year.

Station Openings
Murphy USA opened one new retail location in Q2 2019, bringing the store count to 1,474, consisting of 1,160 Murphy USA sites and 314 Murphy Express sites. A total of 18 stores are currently under construction, which includes 12 kiosks undergoing raze-and-rebuild which will return to operation as 1400 sq. ft. stores in Q3 and Q4 of 2019.

Financial Resources

	As of June 30,
Key Financial Metrics	2019	2018
Cash and cash equivalents ($ Millions)	$178.6	$71.9
Long-term debt ($ Millions)	$833.6	$850.8

Cash balances as of June 30, 2019 totaled $178.6 million. Long-term debt consisted of approximately $495 million in carrying value of 6% senior notes due in 2023, $296 million in carrying value of 5.625% senior notes due in 2027 and $62 million of term debt less $20 million of current maturities, which is reflected in current liabilities. The ABL facility remains undrawn with a borrowing capacity of $279 million as of June 30, 2019.

	Three Months Ended June 30,		Six Months Ended June 30,
Key Financial Metric	2019	2018	2019	2018
Average shares outstanding (diluted) (in thousands)	32,328	32,842	32,372	33,448

Common shares repurchased during the current quarter were approximately 203 thousand for $16.8 million. At June 30, 2019, the Company had common shares outstanding of 31,970,191. The effective tax rate for Q2 2019 was 24.5% compared to 25.0% in Q2 2018.

Financing Update
On July 24, 2019, the Board of Directors approved an up to $400 million share repurchase program to be executed over the two-year period ending July 2021. Purchases may be effected in the open market, through privately negotiated transactions, through one or more accelerated stock repurchase programs, through a combination of the foregoing or in any other manner in the discretion of management. Purchases may be made at any time during the period of authorization subject to available cash, market conditions and compliance with our financing arrangements. We may use cash from operations as well as drawings under its credit facilities to effect purchases.
Our remaining $57 million term loan balance matures in March 2020 and our $450 million asset-backed lending facility, which is currently undrawn, matures in March 2021. We may elect to refinance these facilities prior to their respective maturities and increase borrowings under the term loan facility. Our $500 million 6.00% senior notes mature in August 2023 and are currently callable by us. We may elect to refinance these notes prior to their maturity in order to take advantage of current favorable market conditions.

* * * * *

Earnings Call Information
The Company will host a conference call on August 1, 2019 at 10:00 a.m. Central Time to discuss second quarter 2019 results. The conference call number is 1 (844) 613-1037 and the conference number is 2789613. The earnings and investor related materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the Murphy USA website (http://ir.corporate.murphyusa.com). Approximately one hour after the conclusion of the conference, the webcast will be available for replay. Shortly thereafter, a transcript will be available.

Source: Murphy USA Inc. (NYSE: MUSA)

Forward-Looking Statements
Certain statements in this news release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to anticipated store openings, fuel margins, merchandise margins, sales of RINs and trends in our operations. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: our ability to continue to maintain a good business relationship with Walmart; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted by the financial health of third parties; our ability to effectively manage our inventory, disruptions in our supply chain and our ability to control costs; the impact of severe weather events, such as hurricanes, floods and earthquakes; the impact of any systems failures, cybersecurity and/or security breaches, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; future tobacco or e-cigarette legislation and any other efforts that make purchasing tobacco products more costly or difficult could hurt our revenues and impact gross margins; efficient and proper allocation of our capital resources; compliance with debt covenants; availability and cost of credit; and changes in interest rates. Our SEC reports, including our Annual Report on Form 10-K for the year ended December 31, 2018, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contact: Christian Pikul (870) 875-7683 Sr. Director, Investor Relations christian.pikul@murphyusa.com

Murphy USA Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars, except share and per share amounts)	2019	2018	2019	2018
Operating Revenues
Petroleum product sales (a)	$3,129.7	$3,193.7	$5,629.5	$5,831.3
Merchandise sales	658.8	616.1	1,265.0	1,183.8
Other operating revenues	11.9	19.2	22.3	58.1
Total operating revenues	3,800.4	3,829.0	6,916.8	7,073.2

Operating Expenses
Petroleum product cost of goods sold (a)	2,973.7	3,032.5	5,355.2	5,593.6
Merchandise cost of goods sold	553.3	513.8	1,062.0	990.0
Station and other operating expenses	145.6	134.8	278.4	262.2
Depreciation and amortization	36.5	33.0	76.2	64.8
Selling, general and administrative	35.1	35.2	69.7	69.7
Accretion of asset retirement obligations	0.5	0.5	1.0	1.0
Total operating expenses	3,744.7	3,749.8	6,842.5	6,981.3

Net settlement proceeds	—	3.4	0.1	50.4
Gain (loss) on sale of assets	—	(0.5)	(0.1)	(0.2)
Income (loss) from operations	55.7	82.1	74.3	142.1

Other income (expense)
Interest income	0.9	0.3	1.6	0.6
Interest expense	(13.2)	(13.4)	(26.8)	(26.4)
Other nonoperating income (expense)	(0.1)	0.1	0.1	0.1
Total other income (expense)	(12.4)	(13.0)	(25.1)	(25.7)
Income (loss) before income taxes	43.3	69.1	49.2	116.4
Income tax expense (benefit)	10.6	17.3	11.2	25.3
Net Income	$32.7	$51.8	$38.0	$91.1

Basic and Diluted Earnings Per Common Share
Basic	$1.02	$1.59	$1.18	$2.75
Diluted	$1.01	$1.58	$1.18	$2.72
Weighted-average Common shares outstanding (in thousands):
Basic	32,112	32,550	32,159	33,121
Diluted	32,328	32,842	32,372	33,448
Supplemental information:
(a) Includes excise taxes of:	$498.3	$466.3	$953.6	$900.7

Murphy USA Inc.
Segment Operating Results
(Unaudited)

(Millions of dollars, except revenue per same store sales (in thousands) and store counts)	Three Months Ended June 30,		Six Months Ended June 30,
Marketing Segment	2019	2018	2019	2018

Operating Revenues
Petroleum product sales	$3,129.7	$3,193.7	$5,629.5	$5,831.3
Merchandise sales	658.8	616.1	1,265.0	1,183.8
Other operating revenues	11.9	19.1	22.2	57.6
Total operating revenues	3,800.4	3,828.9	6,916.7	7,072.7

Operating expenses
Petroleum products cost of goods sold	2,973.7	3,032.5	5,355.2	5,593.6
Merchandise cost of goods sold	553.3	513.8	1,062.0	990.0
Station and other operating expenses	145.6	134.8	278.4	262.2
Depreciation and amortization	33.2	30.7	69.8	60.9
Selling, general and administrative	35.1	35.2	69.7	69.7
Accretion of asset retirement obligations	0.5	0.5	1.0	1.0
Total operating expenses	3,741.4	3,747.5	6,836.1	6,977.4

Gain (loss) on sale of assets	—	(0.5)	(0.1)	(0.2)
Income from operations	59.0	80.9	80.5	95.1

Other income (expense)
Interest expense	(0.1)	—	(0.1)	—
Other nonoperating income (expense)	—	—	—	0.1
Total other income (expense)	(0.1)	—	(0.1)	0.1

Income (loss) from operations
before income taxes	58.9	80.9	80.4	95.2
Income tax expense	14.4	20.1	19.7	23.7
Income (loss) from operations	$44.5	$60.8	$60.7	$71.5

Total tobacco sales revenue same store sales*	$107.6	$102.9	$103.1	$99.2
Total non-tobacco sales revenue same store sales*	42.7	40.6	40.9	38.8
Total merchandise sales revenue same store sales*	$150.3	$143.5	$144.0	$138.0
*2018 amounts not revised for 2019 raze-and-rebuild activity

Store count at end of period	1,474	1,454	1,474	1,454
Total store months during the period	4,387	4,323	8,787	8,647

Same store sales information compared to APSM metrics

	Variance from prior year period
	Three months ended		Six months ended
	June 30, 2019		June 30, 2019
	SSS	APSM	SSS	APSM
Fuel gallons per month	3.7%	4.4%	2.8%	3.3%

Merchandise sales	5.7%	5.3%	5.6%	5.2%
Tobacco sales	6.5%	5.7%	6.1%	5.2%
Non tobacco sales	3.9%	5.8%	4.2%	5.9%

Merchandise margin	3.8%	1.5%	4.8%	3.1%
Tobacco margin	6.6%	5.1%	6.8%	5.2%
Non tobacco margin	—%	1.6%	2.2%	3.8%

Notes

Average Per Store Month (APSM) metric includes all stores open through the date of the calculation.

Same store sales (SSS) metric includes aggregated individual store results for all stores open throughout both periods presented. For all periods presented, the store must have been open for the entire calendar year to be included in the comparison. Remodeled stores that remained open or were closed for just a very brief time (less than a month) during the period being compared remain in the same store sales calculation. If a store is replaced either at the same location (raze-and-rebuild) or relocated to a new location, it will be excluded from the calculation during the period it is out of service. Newly constructed sites do not enter the calculation until they are open for each full calendar year for the periods being compared (open by January 1, 2018 for the sites being compared in the 2019 versus 2018 comparison). When prior period same store sales volumes or sales are presented, they have not been revised for current year activity for raze-and-rebuilds and asset dispositions.

Murphy USA Inc.
Consolidated Balance Sheets

(Millions of dollars, except share amounts)	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$178.6	$184.5
Accounts receivable—trade, less allowance for doubtful accounts of $1.1 in 2019 and in 2018	236.3	138.8
Inventories, at lower of cost or market	211.3	221.5
Prepaid expenses and other current assets	30.1	25.3
Total current assets	656.3	570.1
Property, plant and equipment, at cost less accumulated depreciation and amortization of $1,040.4 in 2019 and $974.2 in 2018	1,758.9	1,748.2
Other assets	156.1	42.5
Total assets	$2,571.3	$2,360.8
Liabilities and Stockholders' Equity
Current liabilities
Current maturities of long-term debt	$21.3	$21.2
Trade accounts payable and accrued liabilities	557.5	456.9
Total current liabilities	578.8	478.1

Long-term debt, including capitalized lease obligations	833.6	842.1
Deferred income taxes	194.9	192.2
Asset retirement obligations	31.7	30.7
Deferred credits and other liabilities	116.0	10.4
Total liabilities	1,755.0	1,553.5
Stockholders' Equity
Preferred Stock, par $0.01 (authorized 20,000,000 shares,
none outstanding)	—	—
Common Stock, par $0.01 (authorized 200,000,000 shares,
46,767,164 shares issued at 2019 and 2018, respectively)	0.5	0.5
Treasury stock (14,796,973 and 14,505,681 shares held at
2019 and 2018, respectively)	(964.7)	(940.3)
Additional paid in capital (APIC)	534.4	539.0
Retained earnings	1,246.1	1,208.1
Total stockholders' equity	816.3	807.3
Total liabilities and stockholders' equity	$2,571.3	$2,360.8

Murphy USA Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars)	2019	2018	2019	2018
Operating Activities
Net income (loss)	$32.7	$51.8	$38.0	$91.1
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	36.5	33.0	76.2	64.8
Deferred and noncurrent income tax charges (credits)	5.1	10.3	2.7	11.4
Accretion of asset retirement obligations	0.5	0.5	1.0	1.0
Pretax (gains) losses from sale of assets	—	0.5	0.1	0.2
Net (increase) decrease in noncash operating working capital	(2.2)	(40.6)	(0.5)	(4.6)
Other operating activities - net	4.2	3.4	7.4	2.4
Net cash provided by operating activities	76.8	58.9	124.9	166.3
Investing Activities
Property additions	(56.1)	(53.6)	(86.6)	(102.3)
Proceeds from sale of assets	0.3	0.1	1.4	1.2
Other investing activities - net	(0.4)	(0.2)	(0.5)	(4.9)
Net cash required by investing activities	(56.2)	(53.7)	(85.7)	(106.0)
Financing Activities
Purchase of treasury stock	(16.8)	(72.7)	(30.1)	(144.4)
Repayments of debt	(5.3)	(5.3)	(10.7)	(10.6)
Amounts related to share-based compensation	(0.3)	(0.5)	(4.3)	(3.4)
Net cash required by financing activities	(22.4)	(78.5)	(45.1)	(158.4)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(1.8)	(73.3)	(5.9)	(98.1)
Cash, cash equivalents, and restricted cash at beginning of period	180.4	145.2	184.5	170.0
Cash, cash equivalents, and restricted cash at end of period	$178.6	$71.9	$178.6	$71.9

Reconciliation of Cash, Cash Equivalents and Restricted Cash
Cash and cash equivalents at beginning of period	$180.4	144.1	184.5	170.0
Restricted cash at beginning of period	—	1.1	—	—
Cash, cash equivalents, and restricted cash at beginning of period	$180.4	$145.2	$184.5	$170.0

Cash and cash equivalents at end of period	$178.6	71.9	$178.6	$71.9
Restricted cash at end of period	—	—	—	—
Cash, cash equivalents, and restricted cash at end of period	$178.6	$71.9	$178.6	$71.9

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following table sets forth the Company’s EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2019 and 2018. EBITDA means net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income) from discontinued operations, net settlement proceeds, (gain) loss on sale of assets and other non-operating (income) expense). EBITDA and Adjusted EBITDA are not measures that are prepared in accordance with U.S. generally accepted accounting principles (GAAP).
We use Adjusted EBITDA in our operational and financial decision-making, believing that the measure is useful to eliminate certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. Adjusted EBITDA is also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. We believe that the presentation of Adjusted EBITDA provides useful information to investors because it allows understanding of a key measure that we evaluate internally when making operating and strategic decisions, preparing our annual plan, and evaluating our overall performance. However, non-GAAP measures are not a substitute for GAAP disclosures, and EBITDA and Adjusted EBITDA may be prepared differently by us than by other companies using similarly titled non-GAAP measures.
The reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars)	2019	2018	2019	2018

Net income	$32.7	$51.8	$38.0	$91.1

Income tax expense (benefit)	10.6	17.3	11.2	25.3
Interest expense, net of interest income	12.3	13.1	25.2	25.8
Depreciation and amortization	36.5	33.0	76.2	64.8
EBITDA	$92.1	$115.2	$150.6	$207.0

Net settlement proceeds	—	(3.4)	(0.1)	(50.4)
Accretion of asset retirement obligations	0.5	0.5	1.0	1.0
(Gain) loss on sale of assets	—	0.5	0.1	0.2
Other nonoperating (income) expense	0.1	(0.1)	(0.1)	(0.1)
Adjusted EBITDA	$92.7	$112.7	$151.5	$157.7